Exhibit 99.1

Bar Harbor Bankshares Reports Third Quarter 2024 Results; Declares Dividend

BAR HARBOR, MAINE – October 22, 2024 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported third quarter 2024 GAAP and core (Non-GAAP) net income of $12.1 million or $0.80 per diluted share compared to GAAP and core (Non-GAAP) net income of $11.1 million or $0.73 per diluted share in the same quarter of 2023.

THIRD QUARTER 2024 HIGHLIGHTS

•	Return on assets of 1.20%
•	Core deposit growth of 18% annualized
•	Net interest margin of 3.15%
•	Non-accruing loans to total loans ratio of 0.23%
•	Wealth management related fee income growth of 17% year over year

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “Our teams continue to deliver consistent and resilient performance despite the many perspectives argued in the interest rate environment. Disciplined calling and focus on advancing market shares has guided our efforts regardless of the macroeconomic environment uncertainty. Even after backing out the one-time tax benefit described below, the earnings growth reported in the third quarter came in at a strong 8%.

As to fundamentals, we achieved an influx of core deposits which is somewhat typical for the summer months given our footprint, but is accentuated by our retail teams originating 1,554 accounts to new customers. This allowed us to more efficiently manage our total funding costs helping to expand the margin in the face of shifting customer expectations with regard to loan yield direction. Our established presence in wealth management has remained an intrinsic part of earnings consistency with wealth fee income up 17% year over year. In summary, the longstanding commitment to balancing growth with earnings has proven a sound foundation given ever-present changes throughout the industry and future economic sentiment.  The level of teamwork in an unwavering culture combined with equal dedication to risk management will continue to drive our success for the remainder of the year.”

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare a cash dividend of $0.30 per share to shareholders of record at the close of business on November 14, 2024 payable on December 13, 2024.  This dividend equates to a 3.89% annualized yield based on the $30.84 closing share price of the Company’s common stock on September 30, 2024, the last trading day of the third quarter 2024.

FINANCIAL CONDITION (September 30, 2024 compared to June 30, 2024)

Total assets remained steady at $4.0 billion at the end of the third quarter 2024 compared to the second quarter 2024 primarily due to consistent loan growth, increased deposits and securities available for sale offset by lower borrowings and cash at the end of the third quarter.

Total cash and cash equivalents were $81.2 million at the third quarter 2024, compared to $101.8 million at end of the second quarter 2024. Interest-earning deposits held with other banks totaled $41.3 million at the third quarter 2024, compared to $62.2 million at end of the second quarter and yielded 5.54% and 5.65%, respectively. The change in cash balances was driven by utilization for loan originations and security purchases.

Total loans grew $17.6 million or 2% on an annualized basis. Commercial loans grew 1% primarily driven by a $42.7 million, or 10% annualized increase in commercial real estate partially offset by a $38.7 million, or 37% annualized, decrease in commercial and industrial loans driven by pay downs, payoffs and a mix shift to tax exempt and other. Residential real estate decreased by $18.2 million, or 8% annualized, compared to the second quarter 2024, as we focus on growing the portfolio with higher yielding commercial loans. Consumer loans increased $3.7 million, or 15% annualized, driven by continued growth in home equity line originations and drawdowns on established lines in the third quarter 2024.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

Securities available for sale increased to $535.9 million compared to $512.9 million in the second quarter 2024 driven by $16.4 million in purchases partially offset by pay downs of $10.4 million, net amortization of $418 thousand, and matured and called securities of $96 thousand. Federal Home Loan Bank (“FHLB”) stock decreased to $7.6 million in the third quarter 2024 compared to $14.8 million in the second quarter 2024 driven by $120.5 million in pay downs of FHLB borrowings. Fair value adjustments decreased the security portfolio by $52.3 million at the end of the third quarter compared to $68.5 million at the end of the second quarter. The weighted average yield of the total securities portfolio for the third quarter 2024 was 3.96% compared to 4.00% at the end of the previous quarter primarily due to the interest rate environment and change in the profile of the yield curve. As of the end of the second and third quarters 2024, respectively, our securities portfolio maintained an average life of nine and eight years with an effective duration of five years for both quarters and all securities remain classified as available for sale to provide flexibility in asset funding and other opportunities as they arise.

The allowance for credit losses continued to build, standing at $29.0 million at the end of the third quarter 2024 compared to $28.9 million at the end of the second quarter 2024.  Our allowance for credit losses continues to be driven by a combination of portfolio loan growth, nominal credit movement and general macroeconomic trends.  Non-accruing loans increased during the third quarter 2024 to $7.1 million from $6.3 million in the second quarter 2024 driven by commercial real estate and consumer installment changes partially offset by commercial installment and residential real estate decreases.   The increase in non-accruing loans was centered in one well-secured owner-occupied CRE credit ($759 thousand) that is carrying no associated specific reserve after being reviewed for impairment.  Total non-accruing loans to total loans was 0.23% in the third quarter compared to 0.20% in the second quarter 2024 which remains below peer group medians and averages. Charge-offs and specific reserves on non-accruing loans continue to be nominal, supported by relatively strong collateral values.

Total deposits increased $120.6 million to $3.3 billion in the third quarter 2024 from $3.1 billion at the second quarter 2024. Non-maturity deposits increased 15% on an annualized basis, or $104.4 million, to $2.4 billion driven by a $51.9 million increase in non-interest bearing demand, a $31.8 million increase in interest-bearing demand, and a $21.4 million increase in money market balances. Average yields on interest-bearing deposits increased 10 points to 2.45%.

Senior borrowings decreased $143.1 million to $186.2 million from the second quarter 2024 driven by increased deposits and cash balances available to fund loan growth and investment purchases. FHLB borrowings decreased $120.5 million to $133.8 million at the end of the third quarter 2024 compared to $254.3 million at the end of the second quarter 2024. Borrowings under the Federal Reserve’s Bank Term Funding Program decreased $20.0 million to $45 million at the end of the third quarter 2024 compared to $65 million at the end of the second quarter 2024.  Total borrowing costs decreased from 4.57% at the end of the second quarter 2024 to 4.38% at the end of the third quarter 2024.

The Company's book value per share was $30.12 as of September 30, 2024 compared to $28.81 as of June 30, 2024.  Tangible book value per share (non-GAAP) was $22.02 at the end of the third quarter 2024, compared to $20.68 at the end of the second quarter 2024.

RESULTS OF OPERATIONS (September 30, 2024 compared to September 30, 2023)

The net interest margin was 3.15% in the third quarter 2024 compared to 3.18% in the third quarter 2023. The decrease was primarily driven by 42% higher cost of funds driven by the interest rate environment and growth in deposits, partially offset by lower borrowing balances and costs. The yield on loans grew 52 basis points to 5.54% in the third quarter 2024, up from 5.02% in the same quarter 2023.  Costs of interest-bearing deposits grew 64 basis points to 2.45% from 1.81% in the third quarter 2023 driven by the continued competitive pricing within the interest rate environment.

Total interest and dividend income increased by 9.5% to $48.6 million in the third quarter 2024 primarily driven by the repricing of adjustable-rate loans and originations of higher fixed-rate loans within the commercial portfolio. The yield on commercial real estate loans grew to 5.67% in the third quarter 2024 from 5.34% in the third quarter 2023. Commercial and industrial yield grew to 6.98% in the third quarter 2024 compared to 6.56% in the third quarter 2023. Yields on earning assets grew to 5.24% compared to 4.90% in the third quarter 2023.

Total interest expense increased by 23% to $19.6 million in the third quarter 2024 compared to $15.9 million in the third quarter 2023 driven by an increase in cost of funds compounded with a $120.6 million increase in deposits and a shift in the mix of deposits from non-maturity deposits to time deposits.  Non-maturity deposits decreased $38.2 million and time deposits increased $158.9 million in 2024 compared to the third quarter 2023. Borrowings decreased $120.9 million from the third quarter 2023 with a 21 basis point decrease in yields to 4.38% in the third quarter 2024.

The provision for credit losses was $228 thousand compared to $673 thousand in the third quarter 2023 as net charge-offs remain stable and minimal and credit quality continues to remain strong. Total accruing delinquent loans were down to 0.10% in the third quarter of

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

2024 from 0.16% in the third quarter 2023 and total delinquent and non-accruing loans were down to 0.33% from 0.39%. Total non-accruing loans to total loans remains flat year over year at 0.23%.

Non-interest income was $9.7 million in the third quarter 2024 compared to $8.6 million in the same quarter 2023. Wealth management income grew 17.2% to $4.1 million compared to $3.5 million in the third quarter 2023.  Assets under management grew 20% to $2.8 billion from $2.3 billion in the third quarter 2023 driven by higher security valuations and an 8% growth in the managed accounts.  Mortgage banking income increased $266 thousand compared to the third quarter 2023 driven by increased margins on our held–for-sale mortgage business.

Non-interest expense was $24.8 million in the third quarter 2024 compared to $22.8 million in the third quarter 2023 driven by salary and benefits, and other expenses. Salary and benefit expenses increased 10.5%, or $1.4 million, from the third quarter 2023 driven in part by stock compensation due to a $7.21 per share increase in stock price and a lower discount on postretirement liabilities year over year. Other expenses increased to $4.2 million from $3.7 million in the third quarter 2023 primarily due to increases in media relations and corporate press releases, software expenses, and debit and ATM card expenses.

Income tax expense for the third quarter 2024 was $1.4 million compared to $3.2 million in the third quarter 2023. The decrease in taxes represents a one-time multiple year tax refund on tax exempt loan income and a state apportionment adjustment.  Excluding one-time charges, our effective tax rate for the period ended September 30, 2024 was consistent with the prior year.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (2) changes in consumer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity; (3) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (4) the impact of liquidity needs on our results of operations and financial condition; (5) changes in the size and nature of our competition; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand, pricing or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities; (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems or information systems; (16) the potential impact of climate change; (17) changes in legislation or regulation and accounting principles, policies, and guidelines; (18) reductions in the market value or outflows of wealth management assets under management; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

###

BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2024	2024	2024	2023	2023
PER SHARE DATA
Net earnings, diluted	$0.80	$0.67	$0.66	$0.65	$0.73
Core earnings, diluted (1)	0.80	0.66	0.66	0.68	0.73
Total book value	30.12	28.81	28.64	28.48	26.67
Tangible book value (1)	22.02	20.68	20.48	20.28	18.45
Market price at period end	30.84	26.88	26.48	29.36	23.63
Dividends	0.30	0.30	0.28	0.28	0.28

PERFORMANCE RATIOS (2)
Return on assets	1.20%	1.04%	1.03%	1.00%	1.11%
Core return on assets (1)	1.20	1.02	1.03	1.04	1.11
Pre-tax, pre-provision return on assets	1.37	1.36	1.32	1.34	1.49
Core pre-tax, pre-provision return on assets (1)	1.37	1.33	1.32	1.39	1.49
Return on equity	10.68	9.46	9.32	9.43	10.72
Core return on equity (1)	10.68	9.25	9.32	9.82	10.72
Return on tangible equity	14.90	13.44	13.26	13.65	15.65
Core return on tangible equity (1)	14.90	13.15	13.27	14.21	15.65
Net interest margin, fully taxable equivalent (1) (3)	3.15	3.09	3.14	3.17	3.18
Efficiency ratio (1)	62.09	62.78	62.71	61.22	58.37

FINANCIAL DATA (In millions)
Total assets	$4,030	$4,034	$3,959	$3,971	$3,984
Total earning assets (4)	3,720	3,726	3,663	3,664	3,687
Total investments	543	528	538	547	524
Total loans	3,082	3,064	3,012	2,999	2,993
Allowance for credit losses	29	29	28	28	28
Total goodwill and intangible assets	124	124	124	124	125
Total deposits	3,261	3,140	3,127	3,141	3,140
Total shareholders' equity	460	439	436	432	404
Net income	12	10	10	10	11
Core earnings (1)	12	10	10	10	11

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.01%	0.01%	0.01%	0.07%	—%
Allowance for credit losses/total loans	0.94	0.94	0.94	0.94	0.94
Loans/deposits	95	98	96	95	95
Shareholders' equity to total assets	11.41	10.88	11.01	10.88	10.15
Tangible shareholders' equity to tangible assets	8.61	8.06	8.13	8.00	7.25

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2024	2024	2024	2023	2023
Assets
Cash and due from banks	$39,877	$39,673	$30,770	$42,221	$41,210
Interest-earning deposits with other banks	41,343	62,163	45,449	52,621	81,606
Total cash and cash equivalents	81,220	101,836	76,219	94,842	122,816

Securities available for sale	535,892	512,928	527,603	534,574	509,453
Federal Home Loan Bank stock	7,600	14,755	9,960	12,788	14,834
Total securities	543,492	527,683	537,563	547,362	524,287

Loans held for sale	1,272	3,897	3,137	2,189	2,016

Total loans	3,081,735	3,064,181	3,011,672	2,999,049	2,992,791
Less: Allowance for credit losses	(29,023)	(28,855)	(28,355)	(28,142)	(28,011)
Net loans	3,052,712	3,035,326	2,983,317	2,970,907	2,964,780

Premises and equipment, net	51,644	51,628	47,849	48,287	47,790
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	4,171	4,404	4,637	4,869	5,102
Cash surrender value of bank-owned life insurance	81,824	81,221	80,642	80,037	79,469
Deferred tax asset, net	20,923	24,750	23,849	22,979	28,328
Other assets	73,192	83,978	82,285	79,936	89,876
Total assets	$4,029,927	$4,034,200	$3,958,975	$3,970,885	$3,983,941

Liabilities and shareholders' equity
Non-interest bearing demand	$604,963	$553,067	$544,495	$569,714	$618,421
Interest-bearing demand	913,910	882,068	888,591	946,978	929,481
Savings	544,235	544,980	551,493	553,963	572,271
Money market	380,624	359,208	365,289	370,242	361,839
Time	817,354	801,143	777,208	700,260	658,482
Total deposits	3,261,086	3,140,466	3,127,076	3,141,157	3,140,494

Senior borrowings	186,207	329,349	269,437	271,044	307,070
Subordinated borrowings	60,580	60,541	60,501	60,461	60,422
Total borrowings	246,787	389,890	329,938	331,505	367,492

Other liabilities	62,138	64,937	66,247	66,164	71,747
Total liabilities	3,570,011	3,595,293	3,523,261	3,538,826	3,579,733

Total shareholders’ equity	459,916	438,907	435,714	432,059	404,208
Total liabilities and shareholders’ equity	$4,029,927	$4,034,200	$3,958,975	$3,970,885	$3,983,941

Net shares outstanding	15,268	15,232	15,212	15,172	15,156

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Quarter	Year
(in thousands)	2024	2024	2024	2023	2023	to Date	to Date
Commercial real estate	$1,677,310	$1,634,658	$1,574,802	$1,552,061	$1,548,835	10%	11%
Commercial and industrial	382,554	421,297	412,567	400,169	391,347	(37)	(6)
Total commercial loans	2,059,864	2,055,955	1,987,369	1,952,230	1,940,182	1	7

Residential real estate	836,566	854,718	873,213	889,904	896,757	(8)	(8)
Consumer	103,415	99,776	95,838	97,001	95,160	15	9
Tax exempt and other	81,890	53,732	55,252	59,914	60,692	*	49
Total loans	$3,081,735	$3,064,181	$3,011,672	$2,999,049	$2,992,791	2%	4%

*Indicates ratio greater than 100%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Quarter	Year
(in thousands)	2024	2024	2024	2023	2023	to Date	to Date
Non-interest bearing demand	$604,963	$553,067	$544,495	$569,714	$618,421	38%	8%
Interest-bearing demand	913,910	882,068	888,591	946,978	929,481	14	(5)
Savings	544,235	544,980	551,493	553,963	572,271	(1)	(2)
Money market	380,624	359,208	365,289	370,242	361,839	24	4
Total non-maturity deposits	2,443,732	2,339,323	2,349,868	2,440,897	2,482,012	18	—
Time	817,354	801,143	777,208	700,260	658,482	8	22
Total deposits	$3,261,086	$3,140,466	$3,127,076	$3,141,157	$3,140,494	15%	5%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Interest and dividend income
Loans	$42,042	$38,412	$122,146	$109,889
Securities and other	6,538	6,723	19,095	18,478
Total interest and dividend income	48,580	45,135	141,241	128,367
Interest expense
Deposits	16,174	11,415	45,486	25,270
Borrowings	3,448	4,534	10,983	14,215
Total interest expense	19,622	15,949	56,469	39,485
Net interest income	28,958	29,186	84,772	88,882
Provision for credit losses	228	673	1,102	2,221
Net interest income after provision for credit losses	28,730	28,513	83,670	86,661
Non-interest income
Trust and investment management fee income	4,129	3,522	11,992	10,882
Customer service fees	3,788	3,926	11,235	11,377
Gain on sales of securities, net	—	—	50	34
Mortgage banking income	681	415	1,496	1,072
Bank-owned life insurance income	570	515	1,714	2,166
Customer derivative income	265	43	433	258
Other income	220	186	576	588
Total non-interest income	9,653	8,607	27,496	26,377
Non-interest expense
Salaries and employee benefits	14,383	13,011	41,491	39,005
Occupancy and equipment	4,453	4,469	13,308	13,275
Gain on sales of premises and equipment, net	—	—	(263)	(99)
Outside services	386	376	1,186	1,156
Professional services	441	436	1,079	1,217
Communication	189	170	570	507
Marketing	434	326	1,522	1,211
Amortization of intangible assets	233	233	699	699
Acquisition, conversion and other expenses	—	—	20	20
Provision for unfunded commitments	35	45	(150)	(85)
Other expenses	4,218	3,742	12,640	11,604
Total non-interest expense	24,772	22,808	72,102	68,510
Income before income taxes	13,611	14,312	39,064	44,528
Income tax expense	1,418	3,208	6,519	9,621
Net income	$12,193	$11,104	$32,545	$34,907

Earnings per share:
Basic	$0.80	$0.73	$2.14	$2.31
Diluted	0.80	0.73	2.13	2.30

Weighted average shares outstanding:
Basic	15,261	15,155	15,229	15,135
Diluted	15,326	15,196	15,292	15,189

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands, except per share data)	2024	2024	2024	2023	2023
Interest and dividend income
Loans	$42,042	$40,634	$39,470	$39,531	$38,412
Securities and other	6,538	6,204	6,353	6,284	6,723
Total interest and dividend income	48,580	46,838	45,823	45,815	45,135
Interest expense
Deposits	16,174	14,780	14,532	12,962	11,415
Borrowings	3,448	4,299	3,236	4,060	4,534
Total interest expense	19,622	19,079	17,768	17,022	15,949
Net interest income	28,958	27,759	28,055	28,793	29,186
Provision for credit losses	228	585	289	687	673
Net interest income after provision for credit losses	28,730	27,174	27,766	28,106	28,513
Non-interest income
Trust and investment management fee income	4,129	4,193	3,670	3,401	3,522
Customer service fees	3,788	3,737	3,710	3,791	3,926
Gain on sales of securities, net	—	50	—	—	—
Mortgage banking income	681	558	257	515	415
Bank-owned life insurance income	570	583	561	533	515
Customer derivative income	265	168	—	151	43
Other income	220	168	188	305	186
Total non-interest income	9,653	9,457	8,386	8,696	8,607
Non-interest expense
Salaries and employee benefits	14,383	13,860	13,248	13,511	13,011
Occupancy and equipment	4,453	4,382	4,473	4,309	4,469
(Gain) loss on sales of premises and equipment, net	—	(248)	(15)	281	—
Outside services	386	462	338	515	376
Professional services	441	238	400	369	436
Communication	189	192	189	190	170
Marketing	434	521	567	485	326
Amortization of intangible assets	233	233	233	233	233
Acquisition, conversion and other expenses	—	—	20	263	—
Provision for unfunded commitments	35	—	(185)	—	45
Other expenses	4,218	4,202	4,220	4,057	3,742
Total non-interest expense	24,772	23,842	23,488	24,213	22,808
Income before income taxes	13,611	12,789	12,664	12,589	14,312
Income tax expense	1,418	2,532	2,569	2,644	3,208
Net income	$12,193	$10,257	$10,095	$9,945	$11,104

Earnings per share:
Basic	$0.80	$0.67	$0.66	$0.66	$0.73
Diluted	0.80	0.67	0.66	0.65	0.73

Weighted average shares outstanding:
Basic	15,261	15,227	15,198	15,164	15,155
Diluted	15,326	15,275	15,270	15,221	15,196

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2024	2024	2024	2023	2023
Earning assets
Interest-earning deposits with other banks	5.54%	5.65%	5.88%	6.42%	5.02%
Securities available for sale and FHLB stock	3.96	4.00	4.02	3.85	3.87
Loans:
Commercial real estate	5.67	5.61	5.47	5.46	5.34
Commercial and industrial	6.98	6.76	6.68	6.66	6.56
Residential real estate	4.11	4.13	4.09	3.94	3.84
Consumer	7.23	7.26	7.22	7.14	6.88
Total loans	5.49	5.41	5.31	5.24	5.11
Total earning assets	5.24%	5.18%	5.10%	5.02%	4.90%

Funding liabilities
Deposits:
Interest-bearing demand	1.48%	1.39%	1.34%	1.33%	1.11%
Savings	0.70	0.65	0.63	0.48	0.42
Money market	3.13	2.93	3.07	2.80	2.55
Time	4.39	4.33	4.18	3.93	3.65
Total interest-bearing deposits	2.45	2.35	2.26	2.05	1.81
Borrowings	4.38	4.57	4.35	4.64	4.59
Total interest-bearing liabilities	2.66%	2.64%	2.48%	2.37%	2.19%

Net interest spread	2.58	2.54	2.62	2.65	2.71
Net interest margin, fully taxable equivalent(1)	3.15	3.09	3.14	3.17	3.18

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2024	2024	2024	2023	2023
Assets
Interest-earning deposits with other banks (1)	$54,897	$27,407	$36,608	$36,794	$70,499
Securities available for sale and FHLB stock (2)	601,489	606,779	604,658	608,793	620,851
Loans:
Commercial real estate	1,645,933	1,600,253	1,558,506	1,554,961	1,550,188
Commercial and industrial	473,049	468,052	464,762	457,642	439,915
Residential real estate	851,426	865,412	884,767	898,147	909,296
Consumer	101,230	97,371	96,163	95,193	96,362
Total loans (3)	3,071,638	3,031,088	3,004,198	3,005,943	2,995,761
Total earning assets	3,728,024	3,665,274	3,645,464	3,651,530	3,687,111
Cash and due from banks	34,036	30,809	29,900	34,741	36,713
Allowance for credit losses	(28,893)	(28,567)	(28,122)	(28,057)	(27,473)
Goodwill and other intangible assets	123,761	123,994	124,225	124,459	124,926
Other assets	170,113	168,239	166,538	157,159	162,801
Total assets	$4,027,041	$3,959,749	$3,938,005	$3,939,832	$3,984,078

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$888,325	$858,657	$899,349	$916,314	$915,072
Savings	547,482	542,950	552,231	552,932	579,090
Money market	378,855	355,731	390,720	365,142	358,742
Time	807,180	775,932	738,683	670,628	645,285
Total interest-bearing deposits	2,621,842	2,533,270	2,580,983	2,505,016	2,498,189
Borrowings	312,891	378,121	298,918	347,459	391,976
Total interest-bearing liabilities	2,934,733	2,911,391	2,879,901	2,852,475	2,890,165
Non-interest bearing demand deposits	577,428	546,448	554,816	604,638	610,644
Other liabilities	60,731	65,712	67,327	64,092	72,409
Total liabilities	3,572,892	3,523,551	3,502,044	3,521,205	3,573,218
Total shareholders' equity	454,149	436,198	435,961	418,627	410,860
Total liabilities and shareholders' equity	$4,027,041	$3,959,749	$3,938,005	$3,939,832	$3,984,078

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2024	2024	2024	2023	2023
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$1,451	$551	$578	$610	$867
Commercial and industrial	1,218	1,301	1,152	363	1,595
Residential real estate	3,453	3,511	4,169	3,742	3,673
Consumer	978	914	971	813	635
Total non-accruing loans	7,100	6,277	6,870	5,528	6,770
Other real estate owned	—	—	—	—	—
Total non-performing assets	$7,100	$6,277	$6,870	$5,528	$6,770

Total non-accruing loans/total loans	0.23%	0.20%	0.23%	0.18%	0.23%
Total non-performing assets/total assets	0.18	0.16	0.17	0.14	0.17

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$28,855	$28,355	$28,142	$28,011	$27,362
Charged-off loans	(98)	(106)	(113)	(632)	(74)
Recoveries on charged-off loans	38	21	37	76	50
Net loans (charged-off) recovered	(60)	(85)	(76)	(556)	(24)
Provision for credit losses	228	585	289	687	673
Balance at end of period	$29,023	$28,855	$28,355	$28,142	$28,011

Allowance for credit losses/total loans	0.94%	0.94%	0.94%	0.94%	0.94%
Allowance for credit losses/non-accruing loans	409	460	413	509	414

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$—	$—	$(3)	$—	$—
Commercial and industrial	(8)	(2)	(64)	(479)	34
Residential real estate	5	3	5	3	13
Consumer	(57)	(86)	(14)	(80)	(71)
Total, net	$(60)	$(85)	$(76)	$(556)	$(24)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.01%	0.01%	0.01%	0.07%	—%
Net charge-offs (recoveries) (YTD annualized)/average loans	0.01	0.01	0.01	0.02	0.01

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.09%	0.10%	0.14%	0.11%	0.13%
90+ Days delinquent and still accruing	0.01	—	—	0.01	0.03
Total accruing delinquent loans	0.10	0.10	0.14	0.12	0.16
Non-accruing loans	0.23	0.20	0.23	0.18	0.23
Total delinquent and non-accruing loans	0.33%	0.30%	0.37%	0.30%	0.39%

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)		2024	2024	2024	2023	2023
Net income		$12,193	$10,257	$10,095	$9,945	$11,104
Non-core items:
Gain on sale of securities, net		—	(50)	—	—	—
(Gain) loss on sale of premises and equipment, net		—	(248)	(15)	281	—
Acquisition, conversion and other expenses		—	—	20	263	—
Income tax expense (1)		—	71	(1)	(131)	—
Total non-core items		—	(227)	4	413	—
Core earnings (2)	(A)	$12,193	$10,030	$10,099	$10,358	$11,104

Net interest income	(B)	$28,958	$27,759	$28,055	$28,793	$29,186
Non-interest income		9,653	9,457	8,586	8,850	8,815
Total revenue		38,611	37,216	36,641	37,643	38,001
Gain on sale of securities, net		—	(50)	—	—	—
Total core revenue (2)	(C)	$38,611	$37,166	$36,641	$37,643	$38,001

Total non-interest expense		24,772	23,842	23,688	24,367	23,016
Non-core expenses:
Gain (loss) on sale of premises and equipment, net		—	248	15	(281)	—
Acquisition, conversion and other expenses		—	—	(20)	(263)	—
Total non-core expenses		—	248	(5)	(544)	—
Core non-interest expense (2)	(D)	$24,772	$24,090	$23,683	$23,823	$23,016

Total revenue		38,611	37,216	36,641	37,643	38,001
Total non-interest expense		24,772	23,842	23,688	24,367	23,016
Pre-tax, pre-provision net revenue		$13,839	$13,374	$12,953	$13,276	$14,985

Core revenue(2)		38,611	37,166	36,641	37,643	38,001
Core non-interest expense(2)		24,772	24,090	23,683	23,823	23,016
Core pre-tax, pre-provision net revenue(2)	(U)	$13,839	$13,076	$12,958	$13,820	$14,985

(in millions)
Average earning assets	(E)	$3,728	$3,665	$3,645	$3,652	$3,687
Average assets	(F)	4,027	3,960	3,938	3,940	3,984
Average shareholders' equity	(G)	454	436	436	419	411
Average tangible shareholders' equity (2) (3)	(H)	330	312	312	294	286
Tangible shareholders' equity, period-end (2) (3)	(I)	336	315	312	308	280
Tangible assets, period-end (2) (3)	(J)	3,906	3,910	3,835	3,847	3,859

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)		2024	2024	2024	2023	2023
Common shares outstanding, period-end	(K)	15,268	15,232	15,212	15,172	15,156
Average diluted shares outstanding	(L)	15,326	15,275	15,270	15,221	15,196

Core earnings per share, diluted (2)	(A/L)	$0.80	$0.66	$0.66	$0.68	$0.73
Tangible book value per share, period-end (2)	(I/K)	22.02	20.68	20.48	20.28	18.45
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.61	8.06	8.13	8.00	7.25

Performance ratios (4)
GAAP return on assets		1.20%	1.04%	1.03%	1.00%	1.11%
Core return on assets (2)	(A/F)	1.20	1.02	1.03	1.04	1.11
Pre-tax, pre-provision return on assets		1.37	1.36	1.32	1.34	1.49
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.37	1.33	1.32	1.39	1.49
GAAP return on equity		10.68	9.46	9.32	9.43	10.72
Core return on equity (2)	(A/G)	10.68	9.25	9.32	9.82	10.72
Return on tangible equity		14.90	13.44	13.26	13.65	15.65
Core return on tangible equity (1) (2)	(A+Q)/H	14.90	13.15	13.27	14.21	15.65
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	62.09	62.78	62.91	61.38	58.59
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.15	3.09	3.14	3.17	3.18

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$686	$528	$523	$561	$565
Franchise taxes included in non-interest expense	(O)	138	191	70	141	186
Tax equivalent adjustment for net interest margin	(P)	550	389	388	395	405
Intangible amortization	(Q)	233	233	233	233	233

(1)	Assumes a marginal tax rate of 23.82% in the second and third quarter 2024, 24.01% in the first quarter 2024 and the fourth quarter 2023, and 23.80% in the first three quarters of 2023.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

J